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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the use in this Registration Statement on Form F-3 of our report dated August 10, 2007 related to the financial statements of Suntech Power Holdings Co., Ltd. (the "Company"), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Financial Accounting Standards Interpretation No. 48, Accounting for Uncertainty in Income Taxes), which is part of this Registration Statement, and reference to us under the heading "Experts" in such Prospectus.

     We also consent to the incorporation by reference in Registration Statement on Form F-3 of our report dated May 10, 2007, relating to the financial statements of the Company (which report expresses and unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment), and management's report on the effectiveness of internal control over financial reporting incorporated by reference in the Annual Report on Form 20-F for the year ended December 31, 2006, and to the reference to us under the heading "Experts", which is part of this registration statement.




/s/ Deloitte Touche Tohmatsu CPA Ltd.,


Deloitte Touche Tohmatsu CPA Ltd.,
Shanghai, China
August 21, 2007